NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals, Inc. Reports First Quarter 2016 Financial Results

-- Total Net Revenues Up 12 Percent Year-Over-Year --
-- EXPAREL® Net Revenues Up 14 Percent Year-Over-Year --
-- Conference Call Today at 9 a.m. ET --

PARSIPPANY, N.J., May 2, 2016 - Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today provided updates on EXPAREL® (bupivacaine liposome injectable suspension) for postsurgical pain in the United States and announced consolidated financial results for the first quarter ended March 31, 2016.

“With immense leverage across our organization from manufacturing to financials, we began our aggressive investment in the future growth of Pacira in the first quarter of 2016,” said Dave Stack, Chief Executive Officer and Chairman. “In this short amount of time, we were able to enhance our executive team with two important hires, initiate two Phase 3 studies for the EXPAREL nerve block indication and initiate a randomized controlled trial in total knee arthroplasty to establish best practice for best outcomes with EXPAREL. As we prepare for our oral surgery launch later this year, we look forward to further investments in the expanded use of EXPAREL and development of pipeline opportunities.”

Recent Highlights

•
Key Executive Appointments to Support Company’s Future Growth: Pacira recently announced the appointment of two key executives to the Pacira management team. As Chief Financial Officer, Charles A. Reinhart III will be responsible for all financial and capital market activities, including accounting, financial reporting, financial planning and analysis and investor relations. He will succeed former Chief Financial Officer Jim Scibetta, who will continue to serve as President, and will report to Dave Stack. As Chief Commercial Officer, Robert Weiland will oversee commercial activities for EXPAREL, which include marketing, sales, national accounts, training and commercial operations and analytics. He will report to Jim Scibetta.

•
Initiation of Important Clinical Studies for EXPAREL: Pacira initiated two Phase 3 clinical trials that will serve as the basis of the supplemental New Drug Application (sNDA) to be filed for EXPAREL use in nerve block to provide postsurgical analgesia. One study will assess brachial plexus block with EXPAREL in patients undergoing total shoulder arthroplasty or rotator cuff repair. The second study will evaluate femoral nerve block with EXPAREL for patients undergoing total knee arthroplasty. Pacira also initiated a randomized controlled trial comparing local infiltration analgesia with EXPAREL to local infiltration analgesia without EXPAREL in total knee arthroplasty. This study is intended to provide a procedure-specific protocol on appropriate technique and administration for producing optimal outcomes with EXPAREL.

First Quarter 2016 Financial Results

•	EXPAREL net product revenues were $63.8 million in the first quarter of 2016, compared to $56.0 million in the first quarter of 2015.

•	Total revenues were $65.5 million in the first quarter of 2016, compared to $58.3 million in the first quarter of 2015.

•	Total operating expenses were $67.7 million in the first quarter of 2016, compared to $55.0 million in the first quarter of 2015.

•
GAAP net loss was $3.9 million, or $(0.10) per share (basic and diluted), in the first quarter of 2016, compared to GAAP net income of $1.3 million, or $0.03 per share (basic and diluted), in the first quarter of 2015.

•
Non-GAAP net income was $5.7 million, or $0.15 per share (basic) and $0.14 per share (diluted), in the first quarter of 2016, compared to non-GAAP net income of $9.8 million, or $0.27 per share (basic) and $0.23 per share (diluted), in the first quarter of 2015.

•	Pacira ended the first quarter of 2016 with cash and cash equivalents, short-term investments and long-term investments (“cash”) of $163.5 million.

•	Pacira had 37.0 million basic and 41.1 million diluted weighted average shares of common stock outstanding in the first quarter of 2016.

2016 Outlook

Pacira affirms that it expects the following operating expenses for 2016:

•	Non-GAAP research and development (R&D) expense of $60 million to $70 million.

•	Non-GAAP selling, general and administrative (SG&A) expense of $125 million to $135 million.

•	Stock-based compensation expense of $35 million to $40 million.

Today’s Conference Call and Webcast Reminder

The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Monday, May 2, 2016, at 9 a.m. ET. The call can be accessed by dialing 1-877-845-0779 (domestic) or 1-720-545-0035 (international) ten minutes prior to the start of the call and providing the Conference ID 54803652.

A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and providing the Conference ID 54803652. The replay of the call will be available for two weeks from the date of the live call.

The live, listen-only webcast of the conference call can also be accessed by visiting the “Investors & Media” section of the company’s website at investor.pacira.com. A replay of the webcast will be archived on the Pacira website for two weeks following the call.

Non-GAAP Financial Information

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), non-GAAP net income, because such measures exclude stock-based compensation and amortization of debt discount. These measures supplement our financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future R&D, SG&A and stock-based compensation outlook for 2016 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and the company’s future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP net income measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See a reconciliation of non-GAAP net income to GAAP net income (loss) below.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia, was commercially launched in the United States in April 2012. EXPAREL and two other products have successfully utilized DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. Additional information about Pacira is available at www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is currently indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain score with up to a 45 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. EXPAREL has not been studied for use in patients younger than 18 years of age. Non-bupivacaine-based local anesthetics, including lidocaine, may cause an immediate release of bupivacaine from EXPAREL if administered together locally. The administration of EXPAREL may follow the administration of lidocaine after a delay of 20 minutes or more. Other formulations of bupivacaine should not be administered within 96 hours following administration of EXPAREL. Monitoring of cardiovascular and neurological status, as well as vital signs should be performed during and after injection of EXPAREL as with other local anesthetic products. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Patients with severe hepatic disease, because of their inability to metabolize local anesthetics normally, are at a greater risk of developing toxic plasma concentrations. In clinical trials, the most common adverse reactions (incidence greater-than or equal to 10%) following EXPAREL administration were nausea, constipation, and vomiting.

Please see the full Prescribing Information for more details available at http://www.exparel.com/pdf/EXPAREL_Prescribing_Information.pdf.

Forward Looking Statements

Any statements in this press release about our future expectations, plans, outlook and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and our ability to serve those markets; our plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the related timing and success of United States Food and Drug Administration supplemental New Drug Applications; the outcome of the U.S. Department of Justice inquiry; our plans to evaluate, develop and pursue additional DepoFoam-based product candidates; clinical studies in support of an existing or potential DepoFoam-based product; our plans to continue to manufacture and provide support services for our commercial partners who have licensed DepoCyt(e); our commercialization and marketing capabilities; our and Patheon UK Limited’s ability to successfully and timely construct dedicated EXPAREL manufacturing suites; and other factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Company Contact:
Pacira Pharmaceuticals, Inc.
Jessica Cho, (973) 254-3574
jessica.cho@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$150,021	$158,965
Accounts receivable, net	25,901	25,855
Inventories, net	63,744	61,645
Prepaid expenses and other current assets	8,959	6,117
Total current assets	248,625	252,582
Long-term investments	13,470	13,462
Fixed assets, net	95,846	90,324
Goodwill	32,784	30,880
Intangibles, net	—	81
Other assets	481	406
Total assets	$391,206	$387,735

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,484	$8,739
Accrued expenses	29,067	35,375
Convertible senior notes (*)	105,215	104,040
Current portion of deferred revenue	1,275	1,426
Income taxes payable	98	208
Total current liabilities	146,139	149,788
Deferred revenue	7,877	8,082
Other liabilities	11,020	11,473
Total stockholders’ equity	226,170	218,392
Total liabilities and stockholders’ equity	$391,206	$387,735

(*) The convertible senior notes are contractually due in 2019. However, because of certain conditions that were met during the three months ended March 31, 2016, the note holders can convert any time during the quarter ended June 30, 2016.

Pacira Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
Net product sales:
EXPAREL	$63,752	$55,951
DepoCyt(e)	750	1,135
Total net product sales	64,502	57,086
Collaborative licensing and milestone revenue	356	356
Royalty revenue	616	874
Total revenues	65,474	58,316

Operating expenses:
Cost of goods sold	20,278	17,580
Research and development	9,493	5,967
Selling, general and administrative	37,957	31,428
Total operating expenses	67,728	54,975
Income (loss) from operations	(2,254)	3,341

Other (expense) income:
Interest income	252	155
Interest expense	(1,868)	(1,996)
Royalty interest obligation	—	(71)
Other, net	48	(117)
Total other expense, net	(1,568)	(2,029)
Income (loss) before income taxes	(3,822)	1,312
Income tax expense	(32)	(52)
Net income (loss)	$(3,854)	$1,260

Net income (loss) per share:
Basic and diluted net income (loss) per common share	$(0.10)	$0.03
Weighted average common shares outstanding:
Basic	37,020	36,235
Diluted	37,020	41,779

Pacira Pharmaceuticals, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015

GAAP net income (loss)	$(3,854)	$1,260

Non-GAAP adjustments:
Stock-based compensation	8,490	7,517
Non-cash debt discount amortization	1,022	1,035
Total Non-GAAP adjustments	9,512	8,552

Non-GAAP net income	$5,658	$9,812

GAAP basic and diluted net income (loss) per common share	$(0.10)	$0.03

Non-GAAP basic net income per common share	$0.15	$0.27
Non-GAAP diluted net income per common share	$0.14	$0.23

Weighted average common shares outstanding - basic	37,020	36,235
Weighted average common shares outstanding - diluted	41,144	41,779

Cost of goods sold reconciliation:
GAAP cost of goods sold	$20,278	$17,580
Stock-based compensation expense	(1,549)	(1,103)
Non-GAAP cost of goods sold	$18,729	$16,477

Research and development reconciliation:
GAAP research and development	$9,493	$5,967
Stock-based compensation expense	(893)	(1,510)
Non-GAAP research and development	$8,600	$4,457

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$37,957	$31,428
Stock-based compensation expense	(6,048)	(4,904)
Non-GAAP selling, general and administrative	$31,909	$26,524